Exhibit 99.1

COMMUNITY TRUST BANCORP, INC. ANNOUNCES ISSUANCE OF $59.5 MILLION IN TRUST PREFERRED CAPITAL SECURITIES AND REDEMPTION OF
OUTSTANDING TRUST PREFERRED SECURITIES

FOR IMMEDIATE RELEASE
April 2, 2007

FOR ADDITIONAL INFORMATION PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, KY --- Community Trust Bancorp, Inc. (Nasdaq: CTBI) announced today that it issued $59.5 million in aggregate liquidation amount of capital securities in a private placement to institutional investors through a Delaware statutory trust subsidiary.

The capital securities, which mature in 30 years but are redeemable at par at the Company's option after five years, require quarterly payments to the holders of the capital securities at a rate of 6.52% until June 1, 2012, and thereafter at a floating rate based on the three-month LIBOR. The proceeds of the capital securities were used to fund the redemption on March 31, 2007 of all the Company's outstanding 9.0% and 8.25% trust preferred securities in the total amount of $59.5 million.

The Company previously announced that it expected to incur a pre-tax charge from unamortized debt issuance costs of approximately $1.9 million in the first quarter of 2007 as a result of the redemption of the trust preferred securities. However, based on the Company's election to early adopt FASB Statement No. 159 effective January 1, 2007, with respect to the then-outstanding trust preferred securities, the Company will not incur the pre-tax charge to earnings. Instead the unamortized debt issuance costs were included in the cumulative effect adjustment related to adopting FASB Statement No. 159 and were recorded to the January 1, 2007 opening balance of retained earnings.

The Company estimates that the combined effect of the issuance of the capital securities and the redemption of trust preferred securities will reduce the Company's interest expense by approximately $1.1 million in 2007 and $1.4 million annually thereafter through 2011.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, the performance of coal and coal related industries, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by the Company of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal proceedings and related matters. In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect the Company’s results. These statements are representative only on the date hereof, and the Company undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $3.0 billion, is headquartered in Pikeville, Kentucky and has 74 banking locations across eastern, northeast, central, and south central Kentucky, five banking locations in southern West Virginia, and five trust offices across Kentucky.